FIRST CHARTER CORPORATION                                          Exhibit 11
STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS (Unaudited)
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                                                                                     For the Three Months Ended
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                                                                                     March 31,      March 31,
(Dollars in thousands, except per share amounts)                                         1998           1997
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NET INCOME PER SHARE COMPUTED AS FOLLOWS:
BASIC NET INCOME:
1.   Net income.................................................................  $      3,011     $      2,686
                                                                                   =============================
2.   Weighted average common shares
        outstanding.............................................................     9,310,298        9,205,381
                                                                                   =============================
3.   Basic net income per share.................................................  $       0.32     $       0.29
     (Item 1 Divided by Item 2  )
                                                                                   =============================
DILUTED NET INCOME:
1.   Net income.................................................................  $      3,011     $      2,686
                                                                                   =============================
2.   Weighted average common shares
        outstanding.............................................................     9,310,298        9,205,381

3.   Dilutive effect arising from
        assumed exercise of stock options.......................................       149,752           66,871

4.   Weighted average common shares and
        equivalent shares outstanding...........................................     9,460,050        9,272,252
                                                                                   =============================

5.   Diluted net income per share...............................................  $       0.32     $       0.29
        (Item 1 Divided by Item 4)
                                                                                   =============================


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